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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ____________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                 ViryaNet Ltd.
                                 -------------
             (Exact name of registrant as specified in its charter)

     Israel                                     Not Applicable
-----------------                               --------------
(State of incorporation                         (IRS Employer
or organization)                                Identification No.)

                             5 Kiryat Hamada Street
                        Science Based Industries Campus
                          P.O. Box 23052, Har Hotzvim
                            Jerusalem 91230, Israel
                            -----------------------
              (Address of principal executive offices)  (Zip Code)

If this form relates to the             If this form relates to the
registration of a class of securities   registration of a class of securities
pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
Exchange Act and is effective           Exchange Act and is effective
pursuant to General Instruction         pursuant to General Instruction
A.(c), please check the following box:  A.(d), please check the following box:
[_]                                     [X]

Securities Act registration statement                  333-42158
 file number to which this form         --------------------------------------
 relates:                                           (If applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                      Name of each exchange on which
to be so registered                      each class is to be registered
-------------------                      -------------------------------------
      None                                               N/A

       Securities to be registered pursuant to Section 12(g) of the Act:

                  Ordinary Shares, par value NIS 0.1 per share
                  --------------------------------------------
                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

   The class of securities to be registered hereunder is the ordinary shares, par value NIS 0.1 per share, of the Registrant (the "Ordinary Shares"). The description of capital stock set forth under the caption "Description of Share Capital" in the Registrant's Registration Statement on Form F-1 (File No.333-42158), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on July 25, 2000, as amended by Amendment No. 1 thereto filed on August 3, 2000, as amended by Amendment No. 2 thereto filed on August 25, 2000 and as may be further amended (the "Registration Statement") and any prospectus included therein, and such information is incorporated herein by reference.


Item 2.  Exhibits
         --------

Exhibit No.                      Exhibit
-----------                      -------

1. Memorandum of Association of Registrant (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

2. Articles of Association of Registrant, dated April 11, 2000 (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

3. Form of Amended Articles of Association of Registrant to be effective upon consummation of the initial public offering of the Registrant's Ordinary Shares pursuant to the Registration Statement (incorporated herein by reference to Exhibit 3.3 of the Registration Statement).

4. Specimen Certificate of Ordinary Shares (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

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                                   SIGNATURE
                                   ---------


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                VIRYANET LTD.



                                By: /s/ Samuel I. HaCohen
                                   --------------------------------
                                    Samuel I. HaCohen
                                    Chief Executive Officer

Date:  September 12, 2000


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